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                                                                   EXHIBIT 10.18

                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------

             THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER
                SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF

$_____________                                          Minneapolis, Minnesota
                                                              __________, 1996

     FOR VALUE RECEIVED, the undersigned, Fieldworks, Incorporated (the "Company"), promises to pay to the order of ______________, or its permitted successors and assigns (the "Holder"), at Holder's address set forth in the Bridge Agreement (as defined below), or such other place as Holder may designate in writing from time to time, the principal sum of _______________________ ($________), in lawful money of the United States, together with simple interest from the date hereof on the unpaid principal balance outstanding from time to time at the rate of ten percent (10%) per year (calculated on the basis of the actual number of days elapsed and a 360-day year). All outstanding principal and accrued interest on this Note shall be due and payable on June 30, 1997, unless the Company extends such due date in accordance with Section 3 below; provided, however, that notwithstanding the foregoing, this Note shall be
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payable in full within thirty (30) days after the effective date (the "Effective
Date") of any registration statement (a "Registration Statement") relating to an initial public offering of the Company's equity securities registered under the Securities Act of 1933, as amended (the "Securities Act").

     1.   Bridge Loan Agreement.  This Note has been issued pursuant to and is
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subject to the terms and provisions of the Bridge Loan Agreement (the "Bridge
Agreement"), dated as of ________, 1996, between the Company and Holder, and this Note and Holder are entitled to all the benefits provided for in the Bridge Agreement. The provisions of the Bridge Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

     2.   Prepayment.  This Note may not be prepaid except in the event a
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Registration Statement is filed and declared effective, as provided above.

     3.   Extension.  The Company may extend the final maturity of this Note to
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December 31, 1997, by written notice delivered to Holder at any time before June
30, 1997.

     4.   Notification of Public Offering.  The Company shall notify Holder of
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the effectiveness of any Registration Statement within five (5) days after the
Effective Date of such Registration Statement. Such notice shall be accompanied by notification that this Note will be paid in full within thirty (30) days after the Effective Date.
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     5.   Conversion of Note.  At any time from the Effective Date to the date
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(30) days after the Effective Date, Holder may elect to convert up to twenty percent (20%) of the principal amount of this Note ($_______) into shares of the Company's Common Stock, par value $.001 per share. Such conversion right shall be exercised by providing the Company with a written notice in substantially the form attached hereto specifying the amount of principal that Holder wishes to convert into shares of Common Stock. The number of shares of Common Stock issuable upon such conversion (the "Conversion Shares") shall be determined by dividing the principal amount to be converted by 80% of the price to public per share of the Common Stock sold pursuant to the Registration Statement.

     6.   Subordination.  The indebtedness evidenced by this Note is and shall
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remain subordinate in right of payment to all Senior Debt to the extent and in the manner hereinafter set forth. "Senior Debt" shall mean the principal and interest on indebtedness of the Company to financial institutions or institutional lenders for borrowed money (other than the indebtedness evidenced by this Note and all notes issued to Other Investors (as defined in the Bridge Agreement)), and for purchase money loans secured by real estate or personal property used in connection with the business of the Company, whether created, incurred or assumed before or after the date hereof, except such as by its terms is expressly not superior in right of payment to this Note, and renewals, extensions and refundings of any such indebtedness; provided, however, that
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"Senior Debt" shall in no event include any indebtedness of the Company to
"affiliates" of the Company, as such term is defined under the Securities Act and the rules and regulations thereunder. The subordination provisions contained in this Section 6 are expressly and only for the benefit of third party senior creditors of the Company and shall in no way limit the rights or remedies of Holder against the Company, including without limitation the time at which or the method with which Holder may proceed against the Company for any default.

     No payment of principal or interest on this Note shall be made if the Company is in default, or such payment would result in a default, with respect to the payment of moneys on any Senior Debt. For purposes of this paragraph, default with respect to payment of any Senior Debt shall refer to failure of the Company to pay in full when due the principal of or interest or premium on any such Senior Debt, or any portion thereof, according to its terms. Upon any distribution of assets of the Company, upon dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise, Senior Debt shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of and interest on this Note. In such events, upon payment in full of all Senior Debt, Holder shall be subrogated ratably to all rights of such Senior Debtors to receive payments or distributions of the assets of the Company applicable

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to such Senior Debt until the principal of and interest on this Note shall be paid in full.

     Notwithstanding the foregoing, payment of principal and interest on this Note shall not be subordinated to the prior payment of such Senior Debt as to all amounts which actually are paid by the Company under this Note if the Company is not in default under any or all of said Senior Debt at the time or times such payment or payments are made.

     7.   Default.  "Default" means any event which is, or after notice or
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passage of time, or both, would be, an Event of Default.  An "Event of Default"
occurs if:

          (a) the Company defaults in the payment of interest on any of the Notes (as such term in defined in the Bridge Agreement) when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of the principal of any of the Notes when the same becomes due and payable, at maturity or otherwise; or

          (c) the Company defaults in the payment of interest or principal on any Senior Debt and such Senior Debt shall, as a result thereof, have been accelerated (or comparable event shall have occurred) so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration has been in effect without rescission or annulment for a period of 30 days; provided, however, that if such default in the payment of interest or principal on any Senior Debt shall be remedied or cured by the Company or waived by the holders of such Senior Debt, or if such acceleration shall have been rescinded or annulled by the holders of such Senior Debt, then, unless this Note shall have been accelerated as provided in this Note, the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Holder.

     If an Event of Default occurs and is continuing, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of Holder or any of the Other Investors (as such term is defined in the Bridge Agreement).

     Holder may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and ceases.

     8.   Expenses of Enforcement.  The Company agrees to reimburse Holder upon
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demand for all reasonable out-of-pocket expenses, including reasonable

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

attorneys' fees, in connection with Holder's enforcement of the Company's obligations hereunder.

     9.   Investment Intent.  Other than pursuant to registration under federal
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and any applicable state securities laws or an exemption from such registration, this Note and the Conversion Shares may not be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily) by Holder unless the Company receives from the transferee such representations and agreements as the Company may determine in its sole discretion to be necessary and appropriate to permit such transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Note or any Conversion Shares shall bear appropriate legends setting forth these restrictions on transfer. Holder, by acceptance hereof, agrees to give written notice to the Company at least thirty-five (35) days before any proposed transfer of this Note or any Conversion Shares describing briefly the manner of any proposed transfer. Within thirty (30) days after receiving such written notice, the Company shall notify Holder as to whether such transfer may be effected and of the conditions to any such transfer, and Holder shall abide by such instructions and conditions as to which Holder was notified by the Company.

     10.  Conversion Shares.
          -----------------

          (a) The Company covenants and agrees that all Conversion Shares that may be issued upon the conversion of amounts of principal pursuant to
     Section 5 shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which such conversion right may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the conversion right, a sufficient number of shares of its Common Stock to provide for the exercise of the conversion right.

          (b) Section 9 of the Bridge Agreement contains certain registration rights applicable to the Conversion Shares.

     11.  No Rights As A Shareholder.  The conversion right contained in this
          --------------------------
Note shall not entitle Holder to any voting rights or other rights as a shareholder of the Company.

     12.  Notices.  All demands and notices to be given hereunder shall be
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delivered or sent by certified mail, return receipt requested; in the case of the Company, addressed to its corporate headquarters, 9961 Valley View Road, Eden Prairie, Minnesota 55344, and in the case of Holder, addressed to the address written above, in either case, until a new address shall have been substituted by like notice.

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     13.  Amendment.  Neither this Note nor any term hereof may be changed,
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waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

                                    FIELDWORKS, INCORPORATED


                                    By ___________________________
                                       Its ________________________

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE ABOVE.

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

                            NOTE CONVERSION NOTICE

            (To be signed only upon conversion of principal amount)


     The undersigned, the holder of the foregoing Note, hereby irrevocably elects to exercise the conversion right contained in Section 5 of such Note as to $___________ of the principal amount of such Note (which amount may not exceed 20% of the original principal of such Note), and requests that the certificates for the Conversion Shares issuable pursuant to such conversion be issued in the name of, and be delivered to ___________________ whose address is set forth below the signature of the undersigned.

Dated:



                                      [Signature]



                                      [Address]

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